Exhibit 10.1

September 22, 2022
Andrew Shimek
shimek@csdisco.com
Dear Andrew:
This letter sets forth the terms of the transition agreement (the “Agreement”) that CS Disco, Inc. (the “Company”) is offering to you to aid in your employment transition.
1.Separation. Your last date of work in your capacity as our Chief Revenue Officer will be October 31, 2022 (the “Transition Date”). Following the Transition Date, your employment with the Company will continue through and end on December 31, 2022, unless your employment terminates sooner pursuant to Paragraph 2.c below. Your last day of employment, whenever it occurs, will be the “Separation Date” for purposes of this Agreement. The terms of your employment going forward will be governed entirely by the terms of this Agreement, which shall supersede and replace in entirety the terms of your Amended and Restated Employment Agreement that became effective upon the effectiveness of the registration statement for the Company’s initial public offering of common stock (the “Employment Agreement”), other than the defined terms in the Employment Agreement that are expressly incorporated by reference herein. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in the Employment Agreement, the terms and conditions of employment set forth herein shall not constitute Good Reason (as defined in the Employment Agreement) for purposes of the Employment Agreement.
2.Employment Terms.
a.Duties. Between now and the Separation Date (the “Employment Period”), you will remain as an employee of the Company. You will remain in your current role as Chief Revenue Officer and will be expected to perform your regular duties through the Transition Date. Effective the day after the Transition Date, you will no longer serve as Chief Revenue Officer; rather, between the Transition Date and the end of the Employment Period, you will serve in a non-officer capacity, focused on transitioning your responsibilities as requested by the Company, reporting to Kiwi Camara. You will perform your Employment Period services in good faith and to the best of your abilities. You must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company including, without limitation, your obligations under your Employee Confidential Information and Inventions Assignment Agreement attached as Exhibit A.
b.Compensation/Benefits. During the Employment Period, (i) your base salary will remain at $350,000 per year, (ii) you will continue to be eligible for the Company’s standard employee benefit plans and programs, on the terms and subject to the conditions applicable to such plans and programs, (iii) your outstanding stock option to purchase Company common stock (“Option”) and outstanding performance-vesting restricted stock unit award in respect of Company common stock (“PRSU Award”) will continue to vest and be on the terms and subject to the conditions set forth in the governing plan documents and applicable grant notice and award agreement (subject to additional vesting as set forth in Section 4 below), and (iv) you will not be entitled to any annual bonus for 2022 (except as set forth in Section 4 below).
c.Termination. Nothing in this Agreement alters your employment at-will status. Accordingly, during the Employment Period you are entitled to resign your employment for any reason and the Company may terminate your employment with or without Cause (as defined in the Employment Agreement).

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3.Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary earned through the last day of your employment, subject to standard payroll deductions and withholdings. Because the Company has a nonaccrual PTO/vacation policy, you will not be paid for any accrued PTO/vacation in connection with your separation.
4.Severance Benefits. If you (i) remain an employee through December 31, 2022 or are terminated by the Company without Cause prior to such date, (ii) comply fully with all of your legal and contractual obligations to the Company including, without limitation, those set forth in Section 8 below, (iii) execute and return to the Company the release of claims attached hereto as Exhibit B (the “Separation Date Release”) on the Separation Date and (iv) allow the Separation Date Release to become effective ((i) through (iv) collectively, the “Severance Preconditions”), then the Company will provide you with the following severance benefits (the “Severance Benefits”):
a.Bonus Payment. The Company will pay you the annual bonus in respect of 2022 performance that you would have earned under the Company’s 2022 Performance Bonus Plan (the “Bonus Plan”) had you remained an employee of the Company through the date the Plan Administrator (as defined in the Bonus Plan) determines the awards for 2022 performance for all Bonus Plan participants, subject to payroll deductions and withholdings (the “Bonus Severance Payment”). The Bonus Severance Payment will be paid to you in a lump sum on the date bonuses under the Bonus Plan are otherwise paid generally or, if the Severance Preconditions are not met by such date, within ten days after the Severance Preconditions are met, but in any event no later than March 15, 2023.
b.PRSU Award. Notwithstanding any provision to the contrary in the applicable grant notice or award agreement, you will vest as to 4/12ths of the “Total Vestable Shares” determined by the Company’s Compensation Committee in accordance with the grant notice and award agreement for your PRSU Award, with such vesting date to occur on the later of the date set forth in such grant notice and award agreement and the date the Severance Preconditions are met. You will not be entitled to any further vesting of such award.
c.Option. The Company will accelerate the vesting of your Option such that you will be vested in that number of shares subject to the Option that would have vested if you had remained employed through January 16, 2023, with such acceleration effective as of the date the Severance Preconditions are met. You will not be entitled to any further vesting of your Option.
5.Health Insurance. Unless you follow the procedures set forth in this paragraph, your participation in the Company’s group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage
6.No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, and will not receive from the Company, any additional compensation severance, or benefits on or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested Options.
7.Expense Reimbursements. Within 30 days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the last day of your employment, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

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8.Return of Company Property. By the Separation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property that you have in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, printers, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You will make a diligent search to locate any such documents, property and information by the Separation Date. If you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five business days after the Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you will provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. Your timely compliance with this paragraph is a condition precedent to your receipt of the Severance Benefits.
9.Non-disparagement. You will not disparage the Company, and the Company’s officers, directors, employees, stockholders and agents in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation, nor prevent you from disclosing information about unlawful acts in the workplace, including, but not limited to, sexual harassment.
10.No Admissions. The promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party, and neither party makes any such admission.
11.Cooperation and Assistance. You will voluntarily cooperate with the Company, if you have knowledge of facts relevant to any threatened or pending claim, investigation, audit or litigation against or by the Company, by making yourself reasonably available without further compensation for interviews with the Company or its legal counsel, preparing for and providing truthful and accurate deposition and trial testimony.
12.Protected Rights. Nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand that, to the maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.

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13.Section 409A. All payments and benefits provided under this Agreement are intended to satisfy the requirements for an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, such payments and benefits are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. To the extent any payment or benefit under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment or benefit shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment.
To the extent any expense reimbursement or the provision of any in-kind benefit under the this Agreement is determined to be subject to (and not exempt from) Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement or in kind benefits to be provided in any other calendar year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.
To the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder (a “Separation from Service”) and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean a Separation from Service.
Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), and if any of the payments upon separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.
The Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.
14.Miscellaneous. This Agreement, together with its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the

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benefit of both you and the Company, their heirs, successors and assigns. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Texas. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement may be executed in counterparts, which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.
If this Agreement is acceptable to you, please sign and date below and send me the fully signed Agreement.
Sincerely,
CS Disco, Inc.

By: /s/ Kiwi Camara
Kiwi Camara
Chief Executive Officer

I have read, understand and agree fully to the foregoing Agreement:
/s/ Andrew Shimek
Andrew Shimek

9/23/2022
Date

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Exhibit A
EMPLOYEE CONFIDENTIAL INFORMATION
AND INVENTIONS ASSIGNMENT AGREEMENT

For Minnesota Employees

CS Disco, Inc.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my continued employment by **CS Disco, Inc.** ("***Employer***"), and its subsidiaries, parents, affiliates, successors and assigns (together with Employer, "***Company***"), the compensation paid to me now and during my employment with Company, and Company's agreement to provide me with access to its Confidential Information (as defined below), I enter into this Employee Confidential Information and Inventions Assignment Agreement with Employer (the "***Agreement***") and agree as follows:

1. Confidential Information Protections.

1.1 **Recognition of Company's Rights; Nondisclosure**. My employment by Company has created a relationship of confidence and trust with respect to Confidential Information (as defined below) and Company has a protectable interest in the Confidential Information. At all times during and after my employment, I will hold in confidence and will not disclose, lecture upon, publish or otherwise use, any Confidential Information, except as required in connection with, or reasonably useful for, my work for Company in accordance with this Agreement and Company policies, or as approved by an officer of Company. I will obtain written approval by an officer of Company before I lecture on or submit for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information or otherwise discloses Confidential Information other than pursuant to appropriate non-disclosure obligations. I will take all reasonable precautions to prevent the disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I agree that Company information or documentation to which I have access during my employment, regardless of whether it contains Confidential Information, is the property of Company and cannot be downloaded or retained for my personal use or for any use that is outside the scope of my duties for Company.

1.2 **Confidential Information**. "***Confidential Information***" means any and all confidential knowledge, information or data of or relating to Company, and includes any confidential knowledge, information or data that Company has received, or receives in the future, from third parties that Company has agreed to treat as confidential and to use for only certain limited purposes. By way of illustration but not limitation, Confidential Information includes (a) trade secrets, inventions, ideas, processes, formulas, software in source or object code, data, technology, know-how, designs and techniques, and any other work product of any nature, and all Intellectual Property Rights (defined below) in all of the foregoing (collectively, "Inventions"), including all Company Inventions (defined in Section 2.1); (b) information regarding research, development, new products, services or functionality, business and operational plans, budgets, unpublished financial statements and projections, costs, margins, discounts, credit terms, pricing, quoting procedures, future plans and strategies, capital-raising plans, internal services, suppliers and supplier information; (c) information about customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, and other non-public information; (d) information about Company's business partners and their services, including names, representatives, proposals, bids, contracts, and the products and services they provide; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information pertaining to the Company, including any information that a competitor of Company could use to Company's competitive disadvantage. However, Company agrees that I am free to use information that I knew prior to my employment with Company or that is, at the time of use, generally known in the trade or industry through no known breach of this Agreement or any other agreement. Company further agrees that this Agreement does not limit my right to discuss my employment or unlawful acts in Company's workplace, including but not limited to sexual harassment, or report possible violations of law or regulation with any federal, state or local government agency, or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act, or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to "whistleblower" statutes or other similar provisions that protect such disclosure, to the extent any such rights are not permitted by applicable law to be the subject of nondisclosure obligations.

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1.3 **Term of Nondisclosure Restrictions**. I will only use or disclose Confidential Information as provided in this Section 1 and I agree that the restrictions in Section 1.1 are intended to continue indefinitely, even after my employment by Company ends. However, if a time limitation on my obligation not to use or disclose Confidential Information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, Company and I agree that the two year period after the date my employment ends will be the time limitation relevant to the contested restriction; ***provided, however***, that my obligation not to disclose or use trade secrets that are protected without time limitation under applicable law shall continue indefinitely.

1.4 **No Improper Use of Information of Prior Employers and Others**. During my employment by Company, I will not improperly access, retain, use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto Company's premises any unpublished documents or property belonging to a former employer or any other person to whom I have an obligation of confidentiality unless that former employer or person has consented in writing.

2. Assignments of Inventions.

2.1 **Definitions**. The term (a) "***Intellectual Property Rights***" means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: trade secrets, Copyrights, trademark and trade name rights, mask work rights, patents and industrial property, and all proprietary rights in technology or works of authorship (including, in each case, any application for any such rights and any rights to apply for any such rights, as well as all rights to pursue remedies for infringement or violation of any such rights); (b) "***Copyright***" means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (for example, a literary, musical, or artistic work) recognized by the laws of any jurisdiction in the world; (c) "***Moral Rights***" means all paternity, integrity, disclosure, withdrawal, special and similar rights recognized by the laws of any jurisdiction in the world; and (d) "***Company Inventions***" means any and all Inventions (and all Intellectual Property Rights related to Inventions) that are made, conceived, developed, prepared, produced, authored, edited, amended, reduced to practice, or learned or set out in any tangible medium of expression or otherwise created, in whole or in part, by me, either alone or with others, during my employment by Company, and all printed, physical, and electronic copies, and other tangible embodiments of Inventions.

2.2 **Non-Assignable Inventions**. I recognize that this Agreement will not be deemed to require assignment of any Invention that I develop entirely on my own time without using Company's equipment, supplies, facilities or trade secrets, or Confidential Information, except for Inventions that either (i) relate to Company's actual or anticipated business, research or development, or (ii) result from or are connected with any work performed by me for Company ("***Nonassignable Inventions***").

2.3 **Minnesota Limited Exclusion Notification.**

(a) I acknowledge that Section 181.78 of the Minnesota Statutes provides that I cannot be required to assign to Company any Invention for which no equipment, supplies, facility or trade secret information of the Company was used an which was developed entirely on my own time, and (1) which does not relate (a) directly to the Company's business or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for the Company ("Nonassignable Inventions").

(b) To the extent that a provision in this Agreement purports to require me to assign a Nonassignable Invention to Company, the provision is against the public policy of the state of Minnesota and is unenforceable.

2.4 **Prior Inventions.**

(a) On the signature page to this Agreement is a list describing any Inventions that (i) are owned by me or in which I have an interest and that were made or acquired by me prior to my date of first employment by Company, and (ii) may relate to Company's business or actual or demonstrably anticipated research or development, and (iii) are not to be assigned to Company ("***Prior Inventions***"). If no such list is attached, I represent and warrant that no Inventions that would be classified as Prior Inventions exist as of the date of this Agreement.

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(b) I agree that if I use any Prior Inventions and/or Nonassignable Inventions in the scope of my employment, or if I include any Prior Inventions and/or Nonassignable Inventions in any product or service of Company, or if my rights in any Prior Inventions and/or any Nonassignable Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement (each, a "***License Event***"), (i) I will immediately notify Company in writing, and (ii) unless Company and I agree otherwise in writing, I hereby grant to Company a non-exclusive, perpetual, transferable, fully-paid, royalty-free, irrevocable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium (whether now known or later developed), make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Inventions and/or Nonassignable Inventions. To the extent that any third parties have any rights in or to any Prior Inventions or any Nonassignable Inventions, I represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. For purposes of this paragraph, "***Prior Inventions***" includes any Inventions that would be classified as Prior Inventions, whether or not they are listed on the signature page to this Agreement.

2.5 **Assignment of Company Inventions**. I hereby assign to Employer all my right, title, and interest in and to any and all Company Inventions other than Nonassignable Inventions and agree that such assignment includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Employer and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Employer or related to Employer's customers, with respect to such rights. I further agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions. Nothing contained in this Agreement may be construed to reduce or limit Company's rights, title, or interest in any Company Inventions so as to be less in any respect than that Company would have had in the absence of this Agreement.

2.6 **Obligation to Keep Company Informed**. During my employment by Company, I will promptly and fully disclose to Company all Inventions that I author, conceive, or reduce to practice, either alone or jointly with others. Such disclosure may be through communications in the ordinary course of business and I agree to make such disclosures in writing upon request of the Company. At the time of each disclosure, I will advise Company in writing of any Inventions that I believe constitute Nonassignable Inventions; and I will at that time provide to Company in writing all evidence necessary to substantiate my belief. Subject to Section 2.4(b), Company agrees to keep in confidence, not use for any purpose, and not disclose to third parties without my consent, any confidential information relating to Nonassignable Inventions that I disclose in writing to Company.

2.7 **Government or Third Party**. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

2.8 **Ownership of Work Product**. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by Copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.9 **Enforcement of Intellectual Property Rights and Assistance**. I will assist Company, in every way Company reasonably requests, including signing, verifying and delivering any documents and performing any other acts, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any jurisdictions in the world. My obligation to assist Company with respect to Intellectual Property Rights relating to Company Inventions will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after such termination for the time I actually spend on such assistance. If Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Employer and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned to Employer under this Agreement.

2.10 **Incorporation of Software Code**. I agree not to incorporate into any Inventions, including any Company software, or otherwise deliver to Company, any software code licensed under the GNU General Public License, Lesser

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General Public License, or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company, **except** in strict compliance with Company's policies regarding the use of such software or as directed by Company.

3. **Records**. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Employer at all times. Such records shall be maintained in accordance with applicable laws and records retention policies or requirements of the Company.

4. **Duty of Loyalty During Employment**. During my employment by Company, I will not, without Company's written consent, directly or indirectly engage in any employment or business activity that is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company.

5. **No Solicitation of Employees, Consultants, Contractors, or Customers or Potential Customers**. I acknowledge that during my employment I will continue to have access to and knowledge of Confidential Information and that such Confidential Information contains trade secrets. I acknowledge that, because of the nature of my work for Company, my solicitation, serving or retention of certain customers, employees, consultants or partners with whom Company does business from time to time related to my work for Company would necessarily involve the use or disclosure of Confidential Information, and the relationships and goodwill of Company and would otherwise impair the legitimate business interests of Company. To protect Company's Confidential Information, and because of the position in Company that I may hold, I agree that during the period of my employment and for the one year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company:

5.1 solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, or independent contractor of Company, either currently at such time or within the preceding six months, to terminate his, her or its relationship with Company, for any reason, including but not limited to provide any provision of Conflicting Services (as defined below) by such person;

5.2 solicit, induce or attempt to induce any Customer or Potential Customer (as defined below), to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company;

5.3 solicit or assist in the solicitation of any Customer or Potential Customer to induce or attempt to induce such Customer or Potential Customer to purchase or contract for any Conflicting Services; or

5.4 perform, provide or attempt to perform or provide any Conflicting Services for a Customer or Potential Customer.

The parties agree that for purposes of this Agreement, a "***Customer or Potential Customer***" is any person or entity who or which, at any time during the one year period prior to my contact with such person or entity as described in Sections 5.2, 5.3 or 5.1 above if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one year period prior to the date my employment with Company ends: (i) contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which I worked directly or indirectly during my employment with Company or about which I acquired Confidential Information; or (iii) was solicited by Company in an effort in which I was involved or of which I was aware.

6. **Non-Compete Provision.**

6.1 I acknowledge that during my employment I will continue to have access to and knowledge of Confidential Information and that such Confidential Information contains trade secrets. To protect Company's Confidential Information, customer relationships, and/or legitimate business interests, and because of the position in Company that I may hold, I agree

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that for the one year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services (defined below) anywhere in the Restricted Territory (defined below), nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory.

6.2 The parties agree that, for purposes of this Agreement, "***Conflicting Services***" means any product, service, or process or the research and development thereof, of any person or organization other than Company that directly competes with a product, service, or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company.

6.3 The parties agree that, for purposes of this Agreement, "***Restricted Territory***" means all counties in the state in which I primarily perform services for Company and all other states of the United States of America and countries in which Company, with my involvement in some capacity, including, without limitation, my having knowledge of Confidential Information related thereto, provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with Company.

7. **Reasonableness of Restrictions**. I have read this entire Agreement and understand it. I acknowledge that (a) I have the right to consult with counsel prior to signing this Agreement, (b) I will derive significant value from the Company's agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company, and (c) that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company's exclusive benefit and my obligations not to compete and not to solicit are necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. I agree that (i) this Agreement does not prevent me from earning a living or pursuing my career, and (ii) the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company's legitimate business interests. I represent and agree that I am entering into this Agreement freely, with knowledge of its contents and the intent to be bound by its terms. If a court finds this Agreement, or any of its restrictions, are ambiguous, unenforceable, or invalid, Company and I agree that the court will read the Agreement as a whole and interpret such restriction(s) to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce this Agreement in the manner provided in this Section and/or Section 13.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law, and I agree to be bound by this Agreement as modified.

8. **No Conflicting Agreement or Obligation**. I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, any written or oral agreement in conflict with this Agreement.

9. **Return of Company Property**. When I cease to be employed by Company, I will deliver to Company any and all materials, together with all copies thereof, containing or disclosing any Company Inventions, or Confidential Information. I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such information and then permanently delete such information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company's premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company's personnel at any time during my employment, with or without notice. Prior to leaving, I hereby agree to: provide Company any and all information needed to access any Company property or information returned or required to be returned pursuant to this paragraph, including without limitation any login, password, and account information; cooperate with Company in attending an exit interview; and complete and sign Company's termination statement if required to do so by Company.

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10. Legal and Equitable Remedies. I agree that (a) it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms, (b) any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and (c) Company will have the right to enforce this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement. I agree that if Company is successful in whole or in part in any legal or equitable action against me under this Agreement, Company will be entitled to payment of all costs, including reasonable attorney's fees, from me. If Company enforces this Agreement through a court order, I agree that the restrictions of Section 5 and Section 6 will remain in effect for a period of 12 months from the effective date of the order enforcing the Agreement.

11. Notices. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled "Attention Chief Executive Officer," and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt.

12. Publication of This Agreement to Subsequent Employer or Business Associates of Employee. If I am offered employment, or the opportunity to enter into any business venture as owner, partner, consultant or other capacity, while the restrictions in Section 5 and Section 6 of this Agreement are in effect, I agree to inform my potential employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with, of my obligations under this Agreement and to provide such person or persons with a copy of this Agreement. I agree to inform Company of all employment and business ventures which I enter into while the restrictions described in Section 5 and Section 6 of this Agreement are in effect and I authorize Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with and to make such persons aware of my obligations under this Agreement.

13. General Provisions.

13.1 **Governing Law; Consent to Personal Jurisdiction**. This Agreement will be governed by and construed according to the laws of the State of Minnesota without regard to any conflict of laws principles that would require the application of the laws of a different jurisdiction. I expressly consent to the personal jurisdiction and venue of the state and federal courts located in Minnesota for any lawsuit filed there against me by Company arising from or related to this Agreement.

13.2 **Severability**. If any portion of this Agreement is, for any reason, held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such provision had never been contained in this Agreement. If any portion of this Agreement is, for any reason, held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent allowed by the then applicable law.

13.3 **Successors and Assigns**. This Agreement is for my benefit and the benefit of Company and its and their successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

13.4 **Survival**. This Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee.

13.5 **Employment At-Will**. I understand and agree that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company's right to terminate my employment at any time, with or without cause or advance notice.

13.6 **Waiver**. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

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13.7 **Export**. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

13.8 **Counterparts**. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.9 **Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.**

13.10 **Entire Agreement**. The obligations in Sections 1 to 6 (except Section 2.2 with respect to a consulting relationship) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant, employee or other service provider if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us, ***provided, however***, if, prior to execution of this Agreement, Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

[Signatures to follow on next page]

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For Minnesota Employees

This Agreement will be effective as of the date signed by the Employee below.

EMPLOYER: CS Disco, Inc.	**EMPLOYEE:**
[signature]	
(Signature)	(Signature)
Kiwi Camara	
(Printed Name)	(Printed Name)
CEO	
(Title)	(Date Signed)

PRIOR INVENTIONS

1. **Prior Inventions Disclosure**. Except as listed in Section 2 below, the following is a complete list of all Prior Inventions:

☐ No Prior Inventions.

☐ See below:

____

____

____

☐ Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Excluded Invention	**Party(ies)**	**Relationship**
1.			
2.			
3.			

☐ Additional sheets attached.

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For Minnesota Employees

This Agreement will be effective as of the date signed by the Employee below.

EMPLOYER: CS Disco, Inc.	**EMPLOYEE:**
	Andrew Shimek
(Signature)	(Signature)
	Andrew Shimek
(Printed Name)	(Printed Name)
	August 19, 2021
(Title)	(Date Signed)

PRIOR INVENTIONS

1. **Prior Inventions Disclosure**. Except as listed in Section 2 below, the following is a complete list of all Prior Inventions:

☒ No Prior Inventions.

☐ See below:

☐ Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Excluded Invention	**Party(ies)**	**Relationship**
1.			
2.			
3.			

☐ Additional sheets attached.

Employee Confidential Information and Inventions Assignment Agreement
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Exhibit B
RELEASE
My employment with CS Disco, Inc. (“Company”) ended in all capacities on December 31, 2022 (the “Separation Date”). I hereby confirm that I have been paid all compensation owed to me by Company for all hours worked; I have received all leave and leave benefits and protections for which I was eligible, pursuant to Company’s policies, applicable law, or otherwise; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.
If I choose to enter into this Release and allow it to become effective by its terms, Company will provide me with certain severance benefits pursuant to the terms of the letter agreement between me and Company dated September 22, 2022 (the “Agreement”). I understand that I am not entitled to such severance benefits unless I return this fully-executed Release to Company on the Separation Date, allow this Release to become fully effective and non-revocable by its terms, and otherwise remain in compliance with all of my legal and contractual obligations to Company. (Capitalized terms used but not defined in this Release shall have the meaning ascribed to them in the Agreement.)
In exchange for the severance benefits under my Agreement, I hereby generally and completely release Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring prior to or at the time that I sign this Release, including but not limited to claims arising from or in any way related to my employment with Company or the termination of that employment (collectively, the “Released Claims”). By way of example, the Released claims include, but are not limited to: (1) all claims related to my compensation or benefits from Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in Company; (2) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (3) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (4) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and Texas state law, including the Texas Commission on Human Rights/Texas Employment Discrimination Law (as amended); the Texas Disability Discrimination Law (as amended); the Texas Minimum Wage Act; the Texas Wage Payment Law; the Texas Disaster and Emergency Responder Protection Law; and the Texas Wiretapping Protection Law.
Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1)  claims arising after the date on which I sign this Release; (2) claims for reimbursement of properly incurred business expenses through the Separation Date submitted to Company for reimbursement within 30 days after the Separation Date; (3) rights I may have as a Company shareholder; (4) claims for or rights to indemnification pursuant to this Agreement, the Company’s certificate of incorporation and bylaws, any fully executed indemnification agreement with Company, insurance policy(ies) or applicable law; and (5) claims that cannot be waived as a matter of law. I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I acknowledge and agree that I am hereby waiving my right to any monetary benefits in connection with any such claim, charge or proceeding (except for such benefits with respect to proceedings before the Securities and Exchange Commission). I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims that I have or may have, against any parties released above, that are not included in the Released Claims.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (a) my
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waiver and release does not apply to any rights or claims that may arise after the date I sign this Release; (b) I have been advised that I have the right to consult with an attorney prior to executing this Release (although I may choose voluntarily not to do so); (c) I have been given 21 days to consider this Release (although I may choose voluntarily to sign it earlier); (d) I have seven days following my execution of this Release to revoke my acceptance of it (with such revocation to be delivered in writing to the Chair of the Board within the seven-day revocation period); and (e) this Release will not be effective until the date upon which the revocation period has expired without revocation, which will be the eighth day after I sign it.
In addition, I hereby specifically acknowledge that I am waiving and releasing any rights, remedies, claims and causes of action, known and unknown, that I may have against the Company under the Minnesota Human Rights Act (the “MHRA Release”), and that this MHRA Release is knowing and voluntary. This MHRA Release does not cover rights, remedies, claims or causes of action arising out of acts or practices that occur after the execution of this Agreement. I acknowledge that I may rescind my signature on this Agreement within 15 days from the date I sign this Agreement. I understand that if I exercise this right of rescission, Minnesota law requires that I put the rescission in writing and deliver it by email or by mail to the Company within the 15-day period. A rescission must be (i) emailed or postmarked within the 15-day period, (ii) properly addressed to the Company, attention Kiwi Camara [email: camara@csdisco.com], and (iii) if mailed, must be sent by certified mail, return receipt requested. This MHRA Release, and the Agreement, shall not be effective until the date upon which the revocation period has expired, which shall be the 16th calendar day after I sign this Agreement.
I further agree: (a) not to voluntarily (except in response to legal compulsion) assist any third party in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceedings against Company, its affiliates, officers, directors, employees or agents; and (b) to reasonably cooperate with Company by voluntarily (without legal compulsion) providing accurate and complete information, in connection with Company’s actual or contemplated defense, prosecution or investigation of any claims or demands by or against third parties, or other matters, arising from events, acts, or omissions that occurred during my employment with Company. I hereby certify that I have returned (or if not capable of return, deleted), without retaining any reproductions (in whole or in part), all information, materials and other property of Company, including but not limited to any embodiment (in any medium) of any confidential or proprietary information of Company (including but not limited to any such embodiments on any personally-owned electronic or other storage device such as a cellular phone).
This Release, together with the Agreement (including all Exhibits and documents incorporated therein by reference), constitutes the complete, final and exclusive embodiment of the entire agreement between me and Company with regard to this subject matter. Notwithstanding anything in this Agreement to the contrary, insofar as any stock options, grants, or award agreements contemplate certain rights and obligations that are not extinguished by termination of employment, those rights and obligations shall continue notwithstanding this Agreement. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained in the Release or the Agreement, and it entirely supersedes any other such promises, warranties or representations, whether oral or written.

Reviewed, Understood and Agreed:

Andrew Shimek

Date
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